UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2014

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030

(Registrant's telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On December 31, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of POZEN Inc. (the “Company”) approved the following annual base salaries effective at the close of business on December 31, 2014 and annual incentive awards attributable to 2014 performance for certain named executive officers of the Company as set forth below:

Name	Position	2015 Base Salary		Cash Bonus	Number of Stock Options	LTIP Cash Award		LTIP Options	LTIP Restricted Stock Units		Number of Restricted Stock Units
John R. Plachetka	Chairman, President and Chief Executive Officer	$628,403	(1)	$295,650	-	$637,500	(2)	-	79,887	(3)(4)	-
William L. Hodges	Chief Financial Officer and Senior Vice President, Finance and Administration	$373,787	(1)	$108,225	-	-		-	-		30,000	(3)(5)
Gilda M. Thomas	Senior Vice President and General Counsel	$348,964	(1)	$101,025	-	-		-	-		30,000	(3)(5)
John Fort	Chief Medical Officer	$393,872	(1)	$114,000	-	-		-	-		30,000	(3)(5)
Dennis McNamara	Senior Vice President and Chief Business Officer	$267,800	(1)	$78,000	-	-		-	-		30,000	(3)(5)

(1)	Represents approximately a 3.0% increase in annual base salaries; effective January 1, 2015.
(2)	Dr. Plachetka’s Long Term Incentive Plan cash award shall vest annually over a three year period, beginning January 1, 2015.
(3)	Grant date was December 31, 2014.
(4)	Dr. Plachetka’s Long Term Incentive Plan restricted stock units grant shall vest 25% annually over four years commencing upon the first anniversary of the date of grant, subject to continued employment or service to the Company. Once vested, the restricted stock units are payable when Dr. Plachetka ceases to be employed by or perform services for the Company; provided that to the extent required to comply with IRS Section 409A, the shares will not be issued until a date that is six months after Dr. Plachetka has ceased to be employed by or provide services to the Company.
(5)	The restricted stock units vest 25% annually over four years commencing upon the first anniversary of the date of grant, subject to continued employment or service to the Company.

The adjustments to base salary and other awards described above were made in connection with each such executive officer’s annual performance review. The annual cash bonuses and stock options and restricted stock units were awarded in the discretion of the Compensation Committee and were based on each executive officer’s annual cash bonus and equity targets, as established by the Compensation Committee, and the Compensation Committee’s evaluation of the performance of each executive officer. As a part of this performance evaluation, the Compensation Committee considered the achievement of the Company’s corporate goals and other significant accomplishments as well as the achievement of the executive officer’s individual goals during the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
	Name:	William L. Hodges
	Title:	Chief Financial Officer

Date: January 5, 2015